Exhibit 10.2

WARRANT TO PURCHASE COMMON STOCK

NEITHER THE SECURITIES REPRESENTED BY THIS INSTRUMENT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS INSTRUMENT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND NONE OF SUCH SECURITIES MAY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH ACT AND SUCH LAWS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SUCH ACT AND SUCH LAWS WILL BE VOID.

WARRANT

to purchase

Up to 1,683,952

Shares of Common Stock

of TVI CORPORATION

Issue Date: November 20, 2008

1.                                       Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction with unaffiliated third parties or party that requires the approval of the Company’s stockholders.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Charter” means the charter of the Company, as amended or supplemented from time to time.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” means TVI Corporation, a Maryland corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” has the meaning set forth in Section 2.

“Expiration Time” has the meaning set forth in Section 3.

“Financing Agreement” means that certain Amended and Restated Financing and Security Agreement dated February 22, 2008 (as amended by First Amendment to Amended and Restated Financing and Security Agreement dated July 3, 2008 and as amended, restated, modified, substituted, extended, and renewed from time to time) by and among the Company, Capa Manufacturing Corp, Safety Tech International, Inc., Signature Special Event Services, Inc., and Branch Banking and Trust Company.

“Forbearance Agreement” means that certain Limited Forbearance Agreement, dated as of November 20, 2008, as amended, restated, modified, substituted, extended and renewed from time to time, by and among the Company, Capa Manufacturing Corp, Safety Tech International, Inc., Signature Special Event Services,

Inc., and Branch Banking and Trust Company.

“Issue Date” means the date of this Warrant.

“Market Price” means, with respect to shares of Common Stock, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which shares of Common Stock are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If shares of Common Stock are not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors which determination shall be conclusive evidence of such fair market value. For the purposes of determining the Market Price on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Obligations” has the meaning ascribed to it in the Financing Agreement.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“Term Loan” has the meaning ascribed to it in the Financing Agreement.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer, and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“Vesting Date” has the meaning set forth in Section 13(A).

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant, issued pursuant to the Forbearance Agreement.

2.                                      Number of Shares; Exercise Price. This certifies that, for value received, the Branch Banking and Trust Company, a North Carolina banking corporation, or its permitted assigns (the “Warrantholder “) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of 1,683,952 fully paid and nonassessable shares of Common Stock, at a purchase price per share of Common Stock equal to $0.164 per share (the “Exercise Price”).  The number of shares of Common Stock that are issuable upon exercise of this Warrant (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.                                      Exercise of Warrant; Term. Subject to Section 2, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the first business day immediately following the Vesting Date, but in no event later than 5:00 p.m., Eastern time on the tenth anniversary of the Vesting Date (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Section 20 (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased:

(i)                      with the consent of the Company (except as otherwise provided in this subparagraph (i) below), by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3; provided, however, that such consent of the Company shall not be required if a registration statement under the Securities Act registering for resale the shares of Common Stock issuable upon such exercise either (A) is not effective on the date of such exercise or (B) if such registration statement is not effective on the date of such exercise then, in addition to such failure to be effective, such registration statement has not been effective for at least twenty (20) of the thirty (30) business days immediately preceding the date of such exercise, or

(ii)                       by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

4.                                      Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate, subject (with respect to transfers of this Warrant) to the limitations on transfer provided in Section 8, and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of this Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will take all actions necessary to make available the Shares issuable upon exercise of this Warrant at any time, including amending its Charter to increase the number of authorized shares of Common Stock.  The Company will procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges, if any, on which the Common Stock is then listed or traded.

5.                                      No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

6.                                      No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.                                      Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8.                                      Transfer/Assignment.

(A)                              Subject to compliance with clauses (B) and (C) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part (provided that in the case of a partial transfer of this Warrant, the number of Shares subject to the partial transfer shall not be less than 420,988), upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the principal executive office of, or agency designated by, the Company set forth in Section 19. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B)                                Unless the Company has failed to pay Obligations (as that term is defined in the Financing Agreement) in full upon the acceleration of the Obligations or upon the maturity of the Obligations (in the case of which failure, this clause (B) does not apply), if the Warrantholder proposes to transfer this Warrant, in whole or in part, the Warrantholder shall promptly give written notice (the “Transfer Notice”) to the Company of such transfer.  The Transfer Notice shall describe in reasonable detail the proposed transfer including, without limitation, the number of shares covered by the portion of the Warrant to be transferred, the nature of such transfer, the form, amount and timing of the consideration to be paid, and the name and address of each prospective purchaser or transferee.  For a period of ten (10) business days following receipt of the Transfer Notice, the Company shall have the right to purchase the Warrant, or the part thereof, subject to such notice on the same terms and conditions as set forth therein.  The Company’s purchase right shall be exercised by written notice signed by an officer of the Company (the “Company Notice”) and delivered to the Warrantholder within such ten (10) business day period.  The Company shall effect the purchase of the Warrant or part thereof to be transferred on the terms set forth in the Transfer Notice. If Company does not deliver the Company Notice within such ten (10) business day period or if the Company fails to effect the purchase as required, then the Warrantholder within such ten (10) business day thereafter shall effect the transfer strictly in the manner set forth in the Transfer Notice or, if it does not, the Transfer Notice shall be null and void and no other transfer of the Warrant or part thereof shall be made unless the requirement of this clause (B) have been met with respect to such other transfer.

(C)                                Neither the securities represented by this Warrant nor the securities issuable upon exercise of this Warrant have been registered under the Securities Act and such securities may be resold only if registered pursuant to the Securities Act or if an exemption from registration is available. Further, the securities issuable upon exercise of this Warrant may be issued and sold to the holder hereof only if the issuance thereof has been registered under the Securities Act or an exemption from registration is available.

9.                                      Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the principal executive office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.                                Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11.                                Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12.                                Public Information.   The Company covenants that it will use its commercially reasonable efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder unless the Company is not required to file such reports.  The Company shall have no obligation to maintain the listing of its Common Stock on any exchange or quotation system or to continue to remain subject to the reporting requirements of the Exchange Act. The Company will use commercially reasonable efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC.  If the Company is not required to file reports under the Exchange Act, the Company will deliver to the Warrantholder (a) within 120 days after each fiscal year end, annual financial statements and (b) within forty five (45) days after the close of each fiscal quarter of the Company,  quarterly financial statements, which financial statements shall be meet the requirements for financial statements set forth in Section 6.1.1 (a) and (c) of the Financing Agreement (even though the Financing Agreement may no longer be in effect).

13.                                Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(A)                              Adjustments Related to the Term Loan.  The number of Shares issuable upon exercise of this Warrant shall be reduced by (i) 420,988 shares if the Term Loan balance is reduced by 50% of the balance on the Issue Date on or before July 31, 2009, (ii) 841,976 shares (including any prior reduction under clause (i)) if the Term Loan balance is paid in full on or before October 31, 2009, or (iii) 100% if the Obligations are paid in full on or before April 30, 2010 (the “Vesting Date”); provided, however, that the Warrantholder shall not be entitled to the reductions under clause (i) or clause (ii) unless on the date of determination (x) no Event of Default (as defined in the Financing Agreement) exists and (y) the Warrantholder has positive Availability (as that term is defined in the Financing Agreement) after excluding from the Borrowing Base (as that term is defined in the Financing Agreement) accounts and inventory that were not of the type eligible for inclusion in Eligible Receivables and Eligible Inventory (as such terms are defined in the Financing Agreement), respectively, on the Closing Date (as defined in the Financing Agreement).

(B)                                Stock Splits, Subdivisions, Reclassifications or Combinations. If, after the Issue Date, the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock that such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of this Warrant determined pursuant to the immediately preceding sentence.

(C)                                Adjustments for Certain Dilutive Issuances.

(i)                                    (X)                               If the Company shall issue, after the Issue Date, any Additional Stock (as defined below) for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock, the Exercise Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the price paid per share for such Additional Stock.

(Y)                                In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.  In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(Z)                                In the case of the issuance (whether before, on or after the Issue Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 13(C)(i):

(1)                                  The shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 13(C)(i)(Y)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

(2)                                   The shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or other exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 13(C)(i)(Y)).

(ii)                                      “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 13(C)(i)(Z)) by the Company after the Issue Date other than shares of Common Stock issuable or issued to employees, directors, and consultants of the Company directly or pursuant to a stock option plan, restricted stock plan or other equity incentive plan approved by Board of Directors of the Company.

(D)                                Other Distributions.  In the event the Company shall declare a distribution payable to holders of Common Stock in any of its assets or debt securities or any rights or warrants to purchase debt securities, assets, or other securities of the Company, the Exercise Price shall be adjusted as follows: the Exercise Price immediately before such distribution shall be multiplied by a fraction, the numerator of which shall be (1) the current Market Price per share of Common Stock on the record date of the other distribution (“Other Distribution Record Date”) minus (2) the fair market value on the Other Distribution Record Date of the assets, securities, rights or warrants applicable to one share of Common Stock; the denominator of which shall be the current Market Price per share of Common Stock on the Other Distribution Record Date.  The Board of Directors of the Company shall make a reasonable determination of the fair market value.  This subsection (D) does not apply to any transactions referred to in subsection (B) of this Section 13.

(E)                                  Notice of Business Combinations. If the Company shall to propose to enter into a Business Combination, at the same time the Company gives any notice to shareholders of, and in any event least ten (10) days before, the closing of the proposed Business Combination, the Company shall provide the Warrantholder with written notice thereof.  This notice shall set forth:  (i) the name and address of the proposed parties in the transaction; (ii) the proposed structure of the Business Combination; (iii) the proposed kind and amount of stock, securities or the property receivable and the terms and conditions of payment in connection with the Business Combination; (iv) the number of outstanding shares of capital stock of the Company at such time, and (v) such facts with respect to the Business Combination as shall be reasonably necessary to indicate the kind and amount of stock, securities or the property receivable as a result of such Business Combination if the Warrantholder were to exercise its rights under this Warrant.

(F)                                  Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or one-tenth (1/10th) of a share of Common Stock, or more.

(G)                                 Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H)                                Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Company shall forthwith file at the principal executive office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(I)                                     Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property that shall be deliverable upon exercise of this Warrant. In the case of any action that would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(J)                                      Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action that would require an adjustment pursuant to this Section 13, the Company shall take any action that may be necessary, including obtaining regulatory, securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(K)                                  Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14.                                 No Avoidance. The Company will not, by amendment of its Charter or through any reorganization, transfer of all or substantially all of the assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company; provided, for the sake of clarity, a Business Combination for which the Company has complied with the requirements of Section 13(E) (Business Combinations) does not violate this Section.

15.                                 Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of Maryland. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Warrant or the transactions contemplated hereby or thereby.

16.                                 Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

17.                                 Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

18.                                 Prohibited Actions. The Company agrees that it will not take any action that would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

19.                                 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(A)	if to the Company:

TVI Corporation
7100 Holladay-Tyler Road
Glenn Dale, MD 20769
Attention: Chief Executive Officer
Facsimile: (301) 352-8818

With copy to:

Duane Morris LLP
30 South 17th Street
Philadelphia, Pennsylvania 19010
Richard A. Silfen, Esq.
Facsimile: (215) 689-4385

(B)	if to the Warrantholder:

Branch Banking and Trust Company
8200 Greensboro Drive, Suite 800
McLean, Virginia 22102
Attention: Derek T. Whitwer

With copy to:

Miles & Stockbridge P.C.
10 Light Street
Baltimore, MD 21202
Attn: Frederick W. Runge, Jr.

20.                                Entire Agreement. This Warrant and the Forbearance Agreement (including all documents incorporated therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

The Company’s signature is on the following page.  The rest of this page is intentionally left blank.

COMPANY’S SIGNATURE PAGE TO
WARRANT TO PURCHASE COMMON STOCK

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated:  November 20, 2008

TVI CORPORATION

By:	/s/ Harley Hughes
Name: Harley Hughes
Title: President and Chief Executive Officer

Attest:

By:	/s/ Sherri Voelkel
Name: Sherri Voelkel
Title: Senior Vice President, Chief Financial Officer and Secretary

[Signature Page to Warrant]

[Form of Notice of Exercise]

Date:

TO: TVI Corporation (the “Company”)

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby subscribes for and purchases the number of shares of the Common Stock set forth below covered by such Warrant, or for all of the shares issuable on the date hereof upon exercise of such Warrant if this Notice of Exercise does not specify the number of shares of Common Stock for which the undersigned so subscribes and purchases. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below.  To the extent that the Exercise Price A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock:

Method of Payment of Exercise Price:

(Check the appropriate box below to indicate method of payment of Exercise Price.  If no box is checked, then such Warrant shall be deemed to have been exercised pursuant to Section 3(ii) of Such Warrant; provided, however, that no exercise of such Warrant shall be effective unless and until the Company has received payment in full, in the manner prescribed by Section 3(ii) of such Warrant, of the aggregate Exercise Price payable with respect to the number of shares of Common Stock subscribed for and purchased by this Notice of Exercise.)

☐                                   Cashless exercise pursuant to Section 3(i) of such Warrant; or

Note:                  If the undersign indicates “cashless exercise” pursuant to Section 3(i) of such Warrant, then the Warrant shall not be effective unless and until consent of the Company to such method of payment is indicated by execution of this Notice of Exercise on behalf of the Company in the space provided below, unless such consent of the Company is not required by Section 3(i) of such Warrant.

☐                                   Cash exercise pursuant to Section 3(ii) of such Warrant.

[Signature page follows]

The undersigned hereby represents that the undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

Holder:
By:
Name:
Title:

[Consent by the Company to “Cashless Exercise” of such Warrant pursuant to Section 3(i) of such Warrant (to the Extent Required by Section 3(i) of such Warrant):

TVI CORPORATION

By:
Name:
Title:	]